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                                                          EXHIBIT 10.41

                            BLUE FISH CLOTHING, INC.
                               NO. 3 SIXTH STREET
                              FRENCHTOWN, NJ 08825

                                  July 6, 1998

VIA REGISTERED MAIL
RETURN RECEIPT REQUESTED
Upper Mill, L.P.
99 South Cameron Street
Harrisburg, Pennsylvania  17101

Attn:  William I. Roberts

         Re:  Termination of Lease:  2035 Edgewood Avenue, Palmer Twp., PA

Ladies and Gentlemen:

         In consideration of cash and stock valued in the aggregate at $252,000 as set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Upper Mill, L.P. ("Upper Mill") and Blue Fish Clothing, Inc. ("Blue Fish") hereby agree as follows:

         1. The Lease Agreement dated December 16, 1996 by and between William
I. Roberts as Lessor and Blue Fish Clothing, Inc. as Lessee for certain premises located at 2035 Edgewood Avenue, Palmer Township, Northampton County, Pennsylvania (the "Lease Agreement"), as amended by the First Addendum to Lease Agreement dated May 19, 1997, as assigned by William I. Roberts to Upper Mill, L.P. on October 21, 1997, and as amended by the Second Addendum to Lease Agreement dated as of December 31, 1997, and all other amendments, assignments, or modifications, if any, is hereby terminated and the parties have no obligations to one another other than those in this letter agreement. It is specifically acknowledged that the rent payments by Blue Fish to Upper Mill due on June 1, 1998 and July 1, 1998 under the Lease Agreement, as amended, are not due and payable and there are no other payments of any kind due and payable to the Lessor or at its direction other than as set forth herein.

         2. The Guarantee of Lease dated August __, 1997 by Jennifer Paige Barclay is hereby cancelled and revoked in its entirety. Upper Mill and William
I. Roberts shall promptly return to Ms. Barclay the Guarantee of Lease and all copies thereof, including any copies that might have been given to third parties.

         3.   Blue Fish shall pay $102,000 in cash to Upper Mill as follows:
               a. $12,000 on July 6, 1998 (or the date of execution of this letter agreement, if later)
               b. $12,000 on or before July 30, 1998
               c. $38,000 on or before June 30, 1999
               d. $40,000 on or before June 30, 2000
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         4. Blue Fish shall pay interest at the rate of 8.5% per annum on the then unpaid principal balance of the amount in Section 3 above Upper Mill on the first of each month, commencing August 1, 1998.

         5. Within five (5) days of the execution of this letter agreement, Blue Fish shall cause to be issued to William I. Roberts 120,000 shares of Blue Fish Common Stock (which represents $150,000 valued at $1.25 per share, the price of the last sale, which occurred on June 25, 1998). Such shares are restricted as they have not been registered under the Securities Act of 1933 and shall bear a legend to that effect substantially in the following form:

                 "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, assigned or hypothecated unless there is an effective Registration Statement under such Act covering such securities, the transfer is made in compliance with Rule 144 promulgated under such Act or the Company receives an opinion of counsel for the holder of these securities reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of such Act."

These shares are being issued pursuant to exemptions from registration under
Section 4(2) of the Securities Act of 1933 and Section 203(r) of the Pennsylvania Securities Act.

         6. Concurrently with the execution of this letter agreement, Jennifer Barclay shall execute and deliver a personal guaranty to Upper Mill for $180,000 in the form attached as Exhibit A. The amount of this guaranty shall be reduced by $38,000 when the payment due June 30, 1999 for that amount is made to Upper Mill. The personal guaranty of Ms. Barclay shall be cancelled and revoked when the payment due June 30, 2000 for $40,000 is made to Upper Mill.

         7. Upper Mill and Blue Fish shall each obtain, on or before the date of execution of this letter agreement, all third party consents required for each party to enter into this letter agreement, including the consent of Upper Mill's lender.

         8. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, William I. Roberts, Upper Mill and Blue Fish hereby remise, release and forever discharge each other, their predecessors and successors in interest, and partners, agents, attorneys, employees, assigns and heirs ("the Releasees") of and from any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, guaranties, bonds, warranties, agreements, torts, damages, statutes, and any and all claims and liabilities whatsoever of every name and nature, both in law and in equity, arising from the Lease Agreement, as amended and assigned, which either party may

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have, have had, or may hereafter have against the Releasees, other than claims for breach of this letter agreement, which are hereby reserved to the parties.

         9. The parties shall each, at the request of the other, furnish, execute and deliver such documents, instruments, certificates, notices and further assurances as counsel for the requesting party shall reasonably require as necessary or desirable to effect complete consummation of this letter agreement, or in connection with the preparation and filing of reports required or requested by governmental agencies, stock exchanges or other regulatory bodies.

         10. This letter agreement supersedes all prior agreements, oral and written, on this subject matter.

         11. This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         If the foregoing correctly reflects our agreement, please so indicate by signing the enclosed copy of this letter agreement where indicated below and return it in the postage prepaid envelope provided.

                                                     Sincerely,

                                                     /s/ Richard E. Swarttz
                                                     ----------------------
                                                     Richard E. Swarttz
                                                     Chief Financial Officer

Attachment

                                    ACCEPTED AND AGREED:

UPPER MILL, L.P.

BY:  I.B.S. DEVELOPMENT CORPORATION,
        ITS GENERAL PARTNER




BY:   /S/ WILLIAM I. ROBERTS                   /S/ WILLIAM I. ROBERTS
      -----------------------------            --------------------------------
      WILLIAM I. ROBERTS, PRESIDENT            WILLIAM I. ROBERTS, INDIVIDUALLY


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                                                                      EXHIBIT A
                                    GUARANTY


         THIS GUARANTY AGREEMENT (this "Guaranty") is made this 6th day of July, 1998, by JENNIFER BARCLAY, of Bucks County, Pennsylvania (the "Guarantor") in favor of UPPER MILL, L.P.

                         W I T N E S S E T H   T H A T:

         WHEREAS, a certain Lease Agreement dated December 16, 1996, by and between WILLIAM I. ROBERTS, herein referred to as "Roberts", and BLUE FISH CLOTHING, INC., herein referred to as "Blue Fish", as amended by the first Addendum to Lease Agreement dated May 19, 1997, as assigned by Roberts to Upper Mill, L.P. herein referred to as "Upper Mill" on October 21, 1997 and as amended by the Second Addendum to Lease Agreement dated as of December 31, 1997 (the "Lease") has been executed; and

         WHEREAS, by letter agreement dated July 6, 1998 (the "Letter Agreement") Upper Mill and Blue Fish agreed to terminate the Lease effective July 6, 1998 and release each other of all obligations under the Lease in consideration of certain payments by Blue Fish to Upper Mill and the issuance of the Blue Fish's Common Stock to Roberts all as set forth in the Letter Agreement; and

         WHEREAS, Guarantor agreed as a condition to the execution of said Letter Agreement to guaranty the performance of the obligations of Blue Fish thereunder as set forth therein; and

         WHEREAS, the Letter Agreement is and will be to the financial interest and advantage of Guarantor; and

         WHEREAS, Upper Mill was willing to enter into the Letter Agreement only if Guarantor guaranteed the performance of each and all of the terms, covenants and conditions of said Letter Agreement to be kept and performed by Blue Fish, including the payments to Upper Mill as listed therein, on the terms and conditions and for the maximum amount and for the duration set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Grantor covenants and agrees as follows:


         RECITALS INCORPORATED. Guarantor acknowledges and agrees that the foregoing recitals constitute a material part of this Guaranty, and the same are expressly incorporated herein by this reference.

         MATERIAL INDUCEMENT. Guarantor acknowledges and agrees that Upper Mill would not have entered into the Letter Agreement without the execution of this

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Guaranty by Guarantor, and that this Guaranty constitutes a material inducement to Upper Mill's entering into the Letter Agreement with Blue Fish.

         AMOUNT AND DURATION OF GUARANTY. This Guaranty shall be limited to $180,000. The Guaranty amount shall be reduced to $142,000 when Blue Fish makes a payment of $38,000 which is due to Upper Mill on June 30, 1999 pursuant to the Letter Agreement. This Guaranty shall terminate and shall be rendered null and void when Blue Fish makes the final payment of $40,000, which is due to Upper Mill on June 30, 2000, or at such earlier time as all of the Blue Fish's payments to the Upper Mill pursuant to the Letter Agreement have been made. Upon termination of this Guaranty, the original and all copies thereof made by Upper Mill and Roberts shall be returned to Guarantor.

         GUARANTY. Guarantor hereby personally, unconditionally, and irrevocable guaranties the full performance of each and all of the terms, covenants and conditions of said Letter Agreement to be performed by Blue Fish, including the full prompt payment of all amounts to be paid thereunder and the performance of all obligations in favor of Upper Mill and Roberts pursuant to the Letter Agreement, subject to the limitations in Section 3. This Guaranty will continue unchanged by: (i) any bankruptcy, reorganization or insolvency of Blue Fish or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Blue Fish, and/or (ii) any transfer or other disposition of Guarantor's interest in Blue Fish.

         RIGHTS OF MODIFICATION. This covenant and agreement on Guarantor's part shall constitute a guaranty in favor of Upper Mill notwithstanding any extension, modification, or alteration of said Letter Agreement entered into by and between the parties thereto, or their successors or assigns, and no extension, modification, alteration or assignment of the Letter Agreement shall in any manner release or discharge the Guarantor, unless otherwise agreed to by the parties.

         NATURE OF GUARANTY. The liability of Guarantor under this Guaranty, shall be contingent on pursuit by Upper Mill of any remedies it may have against Blue Fish or Blue Fish's successors or assigns, with respect to the Letter Agreement, whether pursuant to the terms thereof or by law; provided, however, that Upper Mill may enforce this Guaranty if demand is first made upon the Blue Fish and such demand is not satisfied in full within fifteen (15) days after such demand is made by notice given as provided herein.

         NO IMPAIRMENT OF GUARANTOR'S OBLIGATIONS. No course of dealing between Upper Mill and Blue Fish, nor any failure or delay on the part of Upper Mill to exercise any of Upper Mill's rights and remedies under the Letter Agreement shall have the effect of impairing or releasing Guarantor's obligations and liabilities to Upper Mill, or of waiving any of Upper Mill's rights and remedies under this Guaranty or otherwise. Any partial exercise of any rights and remedies granted to Upper Mill shall, furthermore, not constitute a waiver of any of Upper Mill's other rights and remedies; it being Guarantor's intent and agreement that Upper Mill's rights and remedies shall be
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cumulative in nature. A waiver or forbearance on the part of Upper Mill as to one event of default shall not constitute a waiver or forbearance as to any other default.

         WAIVER OF JURY TRIAL. GUARANTOR HEREBY KNOWINGLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, OR OTHERWISE INVOLVING, THIS GUARANTY. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT SITTING IN OR FOR NORTHAMPTON COUNTY, PENNSYLVANIA.

         FULL KNOWLEDGE. Guarantor has had the opportunity to discuss this Guaranty, and all waivers, consents, agreements and covenants herein contained, with counsel of her own choosing, and Guarantor understands the significance and the consequences thereof, and acknowledges the reasonableness of the same.

         ATTORNEYS' FEES/COSTS. The Guarantor shall pay Upper Mill's reasonable attorneys' fees and all costs and other expenses incurred in enforcing this Guaranty against the Guarantor.

         MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

                 Amendment. No amendment, modification, consent or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Upper Mill, and then shall be effective only as to the specific instance and for the specific purpose for which given.

                 Caption Headings. Caption headings of the sections of this Guaranty are for convenience purposes only and are not to be used to interpret or to define the provisions hereof.

                 Gender and Form. In this Guaranty, whenever the context so requires, the reference to any gender applies to all genders, and the singular includes the plural and the plural includes the singular.

                 Governing Law. This Guaranty shall be governed and construed in accordance with the law of the Commonwealth of Pennsylvania.

                 Notices. All notices, demands and communications provided for herein or made hereunder shall be effective when delivered in person, or three days after being sent via certified mail, return receipt requested, or on the day after being sent via overnight courier requiring a signature for delivery, or, if sent via facsimile, provided notice is also given by another approved means, when such confirmation notice is effective, addressed in each case as follows, until some other address shall have been designated in a written notice to the other parties hereto in like manner.
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         If to Upper Mill:                          Upper Mill, L.P.
                                                    99 South Cameron Street
                                                    Harrisburg, PA  17101
                                                    Attn:  William I. Roberts

         If to Jennifer Barclay                     Jennifer Barclay
                                                    c/o Blue Fish Clothing, Inc.
                                                    No. 3 Sixth Street
                                                    Frenchtown, NJ  08825

                 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws during the effectiveness of this Guaranty, such provision shall be fully severable; and, this Guaranty shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

                 Successors and Assigns. This Guaranty shall inure to the benefit of, and be enforceable by, Upper Mill and its successors and assigns, and shall be binding on, and enforceable against, Guarantor and Guarantor's heirs, representatives, successors and assigns.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.

                                                     GUARANTOR:


                                                     --------------------
                                                     Jennifer Barclay